SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           March 25, 2003
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                        INTERSTATE BAKERIES CORPORATION
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            (Exact name of Registrant as specified in its charter)

Delaware                            1-11165                         43-1470322
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(State or other Jurisdiction of    (Commission File Number) I.R.S. Employer
 Incorporation)                                             Identification No.)




12 East Armour Boulevard, Kansas City, Missouri                          64111
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      (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code    (816) 502-4000
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        _____________________________________________________________
        (Former name or former address, if changed since last report)


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Item 5.    Other Events and Regulation FD Disclosure

      On March 25, 2003, Interstate Bakeries Corporation issued the following press release:

                       Kansas City, MO - March 25, 2003

Interstate Bakeries Corporation (NYSE - IBC) today announced plans to close its bread and roll bakery in Boise, ID. The closing, scheduled for May 24, 2003, will affect 129 employees. Production from the Boise bakery, which primarily bakes bread and rolls under the Eddy's, Wonder, and Home Pride brand names, will be transferred to IBC's bakeries in Salt Lake City and Ogden, UT. Distribution of these products to food stores in Boise and other Idaho markets will not be affected by this decision.

"The decision to close the Boise bakery was difficult," said James R. Elsesser, IBC's Chief Executive Officer. "With the planned opening of our bread and roll bakery in Henderson, NV next month, the Company will have more production capacity than it needs to meet demand in the Mountain states region. We needed to move production to our most efficient facilities in the region."

The Boise bakery first opened in 1981. The new bakery in Henderson will operate a high-speed bread line that runs two times faster than the line in the Boise bakery.

Most of the employees affected by this decision are represented by various labor unions. Severance arrangements for these employees will be guided by our agreements with these unions.

Mr. Elsesser added," Closing a bakery is always a hard decision to make and it wasn't any easier this time. Our workforce at the Boise bakery has been a solid contributor over the years and we appreciate that effort."

Information regarding charges and other expenses associated with the closing of our Boise facility, together with those associated with other restructuring activities, will be presented in our third quarter Form 10-Q, which we plan to file with the Securities and Exchange Commission by late April 2003.

Interstate Bakeries Corporation is the nation's largest baker and distributor of fresh baked bread and sweet goods in the U.S., under various national brand names including Wonder, Hostess, Dolly Madison, Merita and Drake's. The Company, with 61 bread and cake bakeries located in strategic markets from coast-to-coast, is headquartered in Kansas City, Missouri.

For information on the Company, please contact:

Mark D. Dirkes
Senior Vice President - Corporate Marketing
Interstate Bakeries Corporation
12 E. Armour Boulevard
Kansas City, Missouri 64111
(816) 502-4000

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


FORWARD-LOOKING STATEMENTS

Some information contained in this press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. We believe the expectations reflected in those forward-looking statements are reasonable. However, we cannot assure you that these expectations will prove to be correct. These forward-looking statements include statements relating to, among other things: distribution of our products and production capacity and efficiency.

Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors that may impact our business or operations. Many of those factors are beyond our ability to control or predict. Factors that could cause actual results to differ materially include, but are not limited to, increased costs or delays in completion of the Las Vegas bakery project or other problems related thereto; actions of competitors, including pricing policy and promotional spending; effectiveness of advertising and marketing spending; the availability and costs of raw materials, fuels and utilities, and the ability to recover these costs in the pricing of products; the availability of capital on acceptable terms; changes in our business strategies, including our ability to continue to participate in industry consolidation and to integrate successfully businesses we acquire; expenditures necessary to carry out cost-saving initiatives and savings derived from these initiatives; changes in general economic and business conditions (including in the bread and sweet goods markets); changes in consumer tastes or eating habits; further consolidation in the food retail industry; future product recalls or safety concerns; costs associated with environmental compliance and remediation; increased costs and uncertainties related to periodic renegotiation of union contracts; changes in our relationship with employees and the unions that represent them; actions of governmental entities, including regulatory requirements; the outcome of legal proceedings to which we are or may become a party; business disruption from terrorist acts, our nation's response to such acts and acts of war; and other factors. You should not unduly rely on these forward-looking statements. These statements speak only as of the date of this press release and we undertake no obligation to publicly update or revise these forward-looking statements to reflect future events or developments, except as required by law. All subsequent written and oral forward-looking statements attributable to us and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this press release. We have provided additional information in our Annual Report on Form 10-K for our fiscal year ended June 1, 2002 and Forms 10-Q for the quarters ended August 24, 2002 and November 16, 2002 filed with the Securities and Exchange Commission, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.

                                     * * *


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


                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                               INTERSTATE BAKERIES CORPORATION


Date: March 25, 2003
                               By:  /s/ Paul E. Yarick
                                    ---------------------------
                                  Paul E. Yarick
                                  Vice President and Treasurer




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